EXHIBIT 99.2

Taylor Capital Group, Inc. Shareholders Elect Directors;

Approve Amended and Restated 2002 Incentive Compensation Plan;

Ratify selection of KPMG LLP

Rosemont, IL - June 12, 2008 - At its annual shareholder meeting, Taylor Capital Group, Inc. (NASDAQ: TAYC) shareholders elected Bruce W. Taylor, Ronald Bliwas, Ronald D. Emanuel, Mark A. Hoppe, Edward McGowan, Louise O'Sullivan, Melvin E. Pearl, Shepherd G. Pryor IV, Jeffrey W. Taylor, Richard W. Tinberg, and Mark L. Yeager to the Corporation's Board of Directors to hold office for a one year term until the 2009 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Shareholders also approved the Amended and Restated Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, which became effective upon such approval.

Shareholders then approved the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.6 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses.  Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

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For more information:

Contact: Ilene Stevens

847.653.7731

www.taylorcapitalgroup.com